As filed with the Securities and Exchange Commission on September 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agrify Corporation

(Exact name of registrant as specified in its Charter)

Nevada	0700	30-0943453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2468 Industrial Row Drive, Troy, Michigan 48084
(855) 420-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Raymond Nobu Chang
Chairman and Chief Executive Officer

Agrify Corporation
2468 Industrial Row Drive, Troy, Michigan 48084
(855) 420-0020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank A. Segall, Esq. Robert A. Petitt, Esq. Blank Rome LLP 125 High Street Boston, MA 02110 (617) 415-1200	David E. Danovitch, Esq. Joseph E. Segilia, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212) 660-3000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated September 27, 2024

Preliminary Prospectus

4,700,000 Shares of Common Stock

This prospectus relates to the proposed resale by the selling stockholder named in this prospectus or its permitted assigns of up to and aggregate of 4,700,000 shares of our common stock with a par value of $0.001 per share (the “Common Stock”), which may be issued pursuant to a purchase agreement dated as of August 28, 2024 (the “ELOC Purchase Agreement”), by and between Agrify Corporation (“Agrify”) and Ionic Ventures, LLC (“Ionic”), including (A) shares of Common Stock which may be issued and sold to Ionic, at the sole discretion of and subject to an eligible purchase notice, for cash (the “Purchase Shares”), (B) additional shares of Common Stock (up to 200,000 shares, adjusted proportionally to the notice amount if less than $500,000) issued and sold to Ionic (the “Additional Shares”), (C) shares of Common Stock which are issuable to Ionic if we fail to file a resale registration statement covering the shares issuable to Ionic pursuant to the ELOC Purchase Agreement (the “Filing Default Shares”) or have such resale registration statement declared effective (the “Effectiveness Default Shares”) by the deadlines specified in a registration rights agreement, dated August 28, 2024, by and between Agrify and Ionic (the “Registration Rights Agreement”) and (D) shares of Common Stock which are issuable to Ionic if we sell less than $5,000,000 worth of shares of Common Stock, within two trading days after we terminate the ELOC Purchase Agreement (the “Additional Commitment Shares”).

Shares issuable under the ELOC Purchase Agreement, if and when they are sold pursuant to the terms of the ELOC Purchase Agreement, will be sold at a per share price equal to 93% (subject to decrease under certain circumstances) of the lowest VWAPs over a specified measurement period. See the sections of this prospectus entitled “Prospectus Summary-The Offering” and “The Ionic Transactions” for more detail regarding the sale of shares under the ELOC Purchase Agreement. The recent market price used throughout this prospectus may not be indicative of the final public offering price.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock being offered hereby may be sold by the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section of this prospectus entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is trading on The Nasdaq Capital Market (“Nasdaq”) under the symbol “AGFY.” The last reported sales price of our Common Stock on Nasdaq on September 26, 2024 was $0.22 per share.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in our Common Stock.

As used in this prospectus, references to “the Company,” “Agrify,” “we,” “us” or “our” refer to Agrify Corporation, a Nevada corporation, and its subsidiaries.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2024

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, https://ir.agrify.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “Agrify” and “our business” refer to Agrify Corporation and “this offering” refers to the offering contemplated in this prospectus.

We nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling stockholders identified in this prospectus may offer, from time to time, up to an aggregate of 4,700,000 shares of our Common Stock, which may be issued pursuant to the ELOC Purchase Agreement, which includes Purchase Shares, Additional Shares (if any), Filing Default Shares (if any), Effectiveness Default Shares (if any), and Additional Commitment Shares (if any). We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of securities by the Selling Stockholder.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus provides you with general information regarding the shares of Common Stock being offered by the Selling Stockholder. You should read this prospectus as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” before making an investment decision.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of Common Stock covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

This document may only be used where it is legal to sell these shares of Common Stock. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have proprietary rights to trademarks used in this prospectus, including Agrify®. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the shares of Common Stock being offered. As used in this prospectus, references to “the Company,” “Agrify,” “we,” “us” or “our” refer to Agrify Corporation and its subsidiaries.

References to “Selling Stockholder” refers to the security holder identified herein in the section titled “Selling Stockholder” of this prospectus, who may sell shares of Common Stock from time to time as described in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information included in this prospectus, before making an investment decision.

Business Overview

We are a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Agrify Vertical Farming Units (or “VFUs”) enable cultivators to produce high quality products with what we believe to be unmatched consistency, yield, and return investment at scale. Our comprehensive extraction product line, which includes hydrocarbon, alcohol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates.

Since our inception, we have gone from primarily developing, selling, and supporting our VFUs along with our fully integrated Agrify Insights™ cultivation software (“Agrify Insights™”) to being able to offer customers a far more complete set of solutions, products, and services across both cultivation and extraction. This has been a function of both our natural evolution and through a set of strategic mergers and acquisitions. Since 2020, we have integrated six new brands into Agrify’s broader organization. Our first acquisition, TriGrow Systems, Inc., was completed in January 2020. TriGrow Systems, Inc. was formerly the exclusive distributor of Agrify’s VFUs. We added Harbor Mountain Holdings, LLC to our portfolio on July 21, 2020, to help scale up our manufacturing strategy with engineering, prototyping, manufacturing, testing, warehousing, and installation services. Since October 2021, we have been strategically focused on establishing ourselves as a global leader in the cannabis and hemp extraction equipment industry, complementing our cutting-edge cannabis and hemp cultivation solutions. Over five months, we acquired four of the top brand names in the industry. On October 1, 2021, we acquired Precision Extraction Solutions, a market leader in developing and producing high-quality hydrocarbon and alcohol extraction solutions, and Cascade Sciences, LLC, a market leader in developing and producing high-quality vacuum purge ovens and decarboxylation ovens. On December 31, 2021, we acquired PurePressure, LLC, a market leader in developing and producing high-quality solventless extraction solutions and advanced ice-water hash processing equipment in the cannabis and hemp industry. Lastly, on February 1, 2022, we completed our acquisition of LS Holdings Corp., a market leader in developing and producing high-quality distillation and solvent separation solutions for the cannabis and hemp industry.

THE OFFERING

Pursuant to the ELOC Purchase Agreement, upon the terms and subject to the conditions and limitations set forth therein, we have the right, in our sole discretion, to direct Ionic to purchase up to an aggregate of $15,000,000 of shares of our Common Stock, which shall include the Purchase Shares, the Additional Shares, the Filing Default Shares (if any), the Effectiveness Default Shares (if any) and Additional Commitment Shares (if any) over the 36-month term of the ELOC Purchase Agreement. We currently have reserved 4,700,000 shares of our authorized and unissued shares of Common Stock solely for the purpose of effecting purchases of the shares under the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, we have the right to present Ionic with a purchase notice (each, a “Purchase Notice”) directing Ionic to purchase any amount between $250,000 and $750,000 of our Common Stock per trading day, at a per share price equal to 93% (subject to decrease under certain circumstances) of the lowest VWAP over a specified measurement period beginning after the delivery of the Purchase Notice.

Pursuant to, and immediately subsequent to the execution of the ELOC Purchase Agreement the Company delivered an exemption purchase notice to Ionic, with the Common Stock so purchased to be delivered following the Commencement Date (as defined below), for the purchase by Ionic of 2,844,672 shares of Common Stock (the “Exemption Purchase Shares”).

Ionic will not purchase or acquire, any shares of Common Stock under ELOC Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Ionic and its affiliates (as calculated pursuant to Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by Ionic and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

In addition, Ionic will not be required to buy any shares of Common Stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our Common Stock is at or below $0.25. We will control the timing and amount of sales of our Common Stock to Ionic. Ionic has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement.

The ELOC Purchase Agreement may be terminated by us at any time after commencement, at our discretion; however, if we terminate the ELOC Purchase Agreement having sold less than $5,000,000 worth of shares of Common Stock to Ionic (other than as a result of our inability to sell shares of Common Stock to Ionic as a result of the Beneficial Ownership Limitation or our failure to have sufficient shares authorized), we must pay Ionic a termination fee of $300,000, which is payable, at our option, in either cash or in shares of Common Stock, as Additional Commitment Shares, at a price equal to the closing price on the day immediately preceding the date of receipt of the termination notice. Further, the ELOC Purchase Agreement will automatically terminate on the date that we sell, and Ionic purchases, the full $15,000,000 in shares of Common Stock under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the ELOC Purchase Agreement.

Concurrently with entering into the ELOC Purchase Agreement, we also entered the Registration Rights Agreement, in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the shares of our Common Stock issuable to Ionic under the ELOC Purchase Agreement and the shares of Common Stock that may be issued to Ionic if we fail to comply with our obligations in the Registration Rights Agreement.

Under the Registration Rights Agreement, we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of all of the shares of Common Stock that may, from time to time, be issued or become issuable to Ionic under the ELOC Purchase Agreement and the Registration Rights Agreement. The Registration Rights Agreement requires that we file, within 30 days after signing, a resale registration statement and use commercially reasonable efforts to have such resale registration statement declared effective by the SEC (the “”Commencement Date”) on or before the earlier of (i) 60 days after signing (or 90 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after we are notified it will not be subject to further SEC review. If we fail to have a registration statement filed by the specified deadline or declared effective by the specified deadline, then we will be required to issue to Ionic 250,000 shares of Common Stock within 2 trading days after the failure.

We engaged Alexander Capital, L.P. (“Alexander”) as exclusive financial advisor to provide financial services in connection with the ELOC Purchase Agreement and agreed to pay Alexander a cash financial advisory fee equal to 5% of the total gross proceeds we receive pursuant to the ELOC Purchase Agreement.

OFFERING SUMMARY

Common stock being offered by the selling stockholder	Up to 4,700,000 shares of Common Stock, which may be issued pursuant to the ELOC Purchase Agreement and the Registration Rights Agreement.
Market symbol	“AGFY”
Common stock outstanding after this offering	24,677,347 shares, assuming that all shares of Common Stock offered pursuant to this prospectus are sold.
Price per share of common stock

We may from time to time on any business day, by written notice delivered by us to Ionic, direct Ionic to purchase between $250,000 and $750,000 of shares of Common Stock on such business day, at a purchase price per share that will be equal to 93% (or 80% if the Common Stock is not then trading on Nasdaq) of the lowest daily VWAP over a specified measurement period beginning after the delivery of the Purchase Notice.

Risk Factors

Investing in our shares of Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus.

Use of Proceeds	All of the shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock. However, we may receive gross proceeds of up to $15,000,000 under the ELOC Purchase Agreement with Ionic. We intend to use the net proceeds from any sale of shares to Ionic under the ELOC Purchase Agreement for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated herein by reference contain, forward-looking statements and information relating to the Company. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to:

●	our market opportunity;

●	the effects of increased competition as well as innovations by new and existing competitors in our market;

●	our ability to retain our existing customers and to increase our number of customers;

●	our ability to realize revenue from our customers pursuant to existing total turn-key (TTK) solution implementations;

●	the future growth of the indoor agriculture industry and demands of our customers;

●	our ability to effectively manage or sustain our growth;

●	integration of complementary businesses and technologies;

●	our ability to maintain, or strengthen awareness of, our brand;

●	future revenue, hiring plans, expenses, capital expenditures, and capital requirements;

●	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;

●	the loss of key employees or management personnel;

●	our financial performance and capital requirements; and

●	our ability to maintain, protect, and enhance our intellectual property.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and in the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

RISK FACTORS

Summary of Risk Factors

Below is a summary of the principal factors that make an investment in our Common Stock speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this prospectus and the documents incorporated by reference herein before making an investment decision regarding our Common Stock.

●	our ability to continue as a “going concern”;
●	our short operating history;
●	risk of loss associated with our Total Turn-Key Solution (“TTK Solution”) Offerings;
●	our ability to obtain additional financing;
●	risks associated with strategic acquisitions;
●	we have substantial debt and other financial obligations, and we may incur even more debt;
●	risk associated with potential future impairment charges;
●	our concentration of customers;
●	our reliance on a limited base of suppliers;
●	risks associated with having clients operating in the cannabis industry;
●	the inability of our customers to meet their financial or contractual obligations;
●	changes in our credit profile with respect to suppliers;
●	our reliance on third parties to provide services;
●	no assurance that our backlog and qualified pipeline will translate into bookings;
●	our reliance on continued contributions of our CEO, Raymond Chang;
●	intense competition for our products and services;
●	our ability to protect and defend against intellectual property claims;
●	our ability to protect our core technology and intellectual property;
●	assertion of intellectual property infringement claims;
●	our ability to use net operating losses;
●	our management and their affiliates control a substantial interest in us;
●	our outstanding loans may not be forgivable;
●	the potential for a large number of shares eligible for public sale could depress the market price of our Common Stock;
●	our failure to regain compliance with the listing requirements of Nasdaq could result in a de-listing of our Common Stock;
●	the exercise of all or any number of outstanding warrants or the issuance of stock-based awards may dilute your holding of shares of our Common Stock;

●	provisions in our charter documents and Nevada law may prevent a change in control of our company;
●	we are subject to reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies;
●	risks associated with a shortage of raw materials;
●	litigation that may adversely affect our business, financial condition, and results of operations;
●	a prolonged economic downturn;
●	risks related to the employment market and wages;
●	liquidity of our Common Stock;
●	material weaknesses and ability to remediate them;
●	data privacy and security concerns relating to our technology and practices;
●	any potential failure of our information technology systems to perform adequately;
●	evolving data privacy regulations and our ability to comply with them;
●	risks related to trading ability of our Common Stock if our shares become subject to penny stock rules;
●	the risk to our shareholders if we were to dissolve;
●	risks related to analyst reports about us, our business or our market, or recommendations relating to our stock;
●	increased costs and demands upon management as a result of being a public company; and
●	inherent risks related to our financial and operational projections.

Risks Relating to This Offering

Issuances of our Common Stock to Ionic has caused and will continue to cause substantial dilution to our existing stockholders and the price of our Common Stock to decline.

We are registering for resale up to an aggregate of 4,700,000 shares of Common Stock that may be issued to Ionic from time to time under the ELOC Purchase Agreement.

We anticipate that shares issued to Ionic under the ELOC Purchase Agreement will be issued and sold over a period of as long as the approximately 36-month term under the ELOC Purchase Agreement. The number of shares ultimately sold to Ionic under this prospectus is dependent upon the number of shares we elect to sell to Ionic under the ELOC Purchase Agreement. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance and sale of shares under the ELOC Purchase Agreement may cause the trading price of our Common Stock to decline.

We may ultimately issue and sell to Ionic all, some or none of the 4,700,000 shares of Common Stock available under the ELOC Purchase Agreement that we are registering. Ionic may sell all, some or none of our shares that it holds or comes to hold pursuant to sales under the ELOC Purchase Agreement. The issuance and sale of shares by us to Ionic pursuant to the ELOC Purchase Agreement will result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by Ionic in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may not have access to the full amount available under the ELOC Purchase Agreement with Ionic.

Under the ELOC Purchase Agreement, we will have the right to direct Ionic to purchase shares of our Common Stock from time to time by presenting Ionic with a Purchase Notice directing Ionic to purchase any amount between $250,000 and $750,000 per trading day, at a per share price equal to 93% (subject to decrease under certain circumstances) of the lowest daily VWAP over a specified measurement period beginning after the delivery of the Purchase Notice.

Although the ELOC Purchase Agreement provides that we may sell up to $15,000,000 of our Common Stock to Ionic, depending on the market prices of our Common Stock, we may not be able to nor desire to sell all of the shares contemplated by the ELOC Purchase Agreement. In addition, if the number of shares registered hereby is insufficient to cover all of the shares we elect to sell to Ionic under the ELOC Purchase Agreement, we will be required to file one or more additional registration statements to register such additional shares.

The extent to which we rely on Ionic as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. Even if we sell a significant amount of shares under the ELOC Purchase Agreement to Ionic, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Ionic will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of Common Stock sold to Ionic under the ELOC Purchase Agreement is derived from the market price of our Common Stock. The shares to be sold to Ionic pursuant to the ELOC Purchase Agreement will be purchased at a discounted price as described above. As a result of this pricing structure, Ionic may sell the shares it receives immediately after receipt of the shares, which could cause the price of our Common Stock to decrease. These sales may have a further impact on the price of our Common Stock.

It is not possible to predict the actual number of shares we will sell under the ELOC Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the ELOC Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the selling stockholder at any time throughout the term of the ELOC Purchase Agreement. The actual number of shares of Common Stock that are sold to the selling stockholder may depend upon a number of factors, including the market price of the Common Stock during the sales period. Because the price per share of each share sold to the selling stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Shareholders who buy shares of our Common Stock at different times will likely pay different prices.

Shareholders who purchase shares of Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Similarly, Ionic may sell such shares at different times and at different prices. Shareholders may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of sales made by us in future transactions to Ionic at prices lower than the prices they paid.

Risks Related to Our Business and Industry

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, our management has identified, and our auditors agreed that there is a substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. Since inception, we have experienced recurring net losses which losses caused an accumulated deficit of approximately $265.8 million as of December 31, 2023. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects.

We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects. We have been in existence since June 2016 and much of our revenue growth occurred during 2021 and 2022, with a decrease of revenues noted in 2023. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

●	market acceptance of our current and future products and services;

●	changing regulatory environments and costs associated with compliance, particularly as related to our operations in the cannabis sector;

●	our ability to compete with other companies offering similar products and services;

●	our ability to effectively market our products and services and attract new clients;

●	the amount and timing of operating expenses, particularly sales and marketing expenses, related to the maintenance and expansion of our business, operations, and infrastructure;

●	our ability to control costs, including operating expenses;

●	our ability to manage organic growth and growth fueled by acquisitions;

●	public perception and acceptance of cannabis-related products and services generally; and

●	general economic conditions and events.

●	If we do not manage these risks successfully, our business and financial performance will be adversely affected.

There is a risk of loss associated with our TTK Solution Offerings.

During 2021, we introduced our TTK Solution, which among other things, includes financing arrangements related to both facility design and build services and equipment. These arrangements require a significant upfront investment over multiple years, before we start to receive repayment on the upfront construction advances and on our recurring monthly SaaS fees and production fees.

During 2022, a significant amount of working capital was invested in funding our TTK Solution’s construction and equipment commitments. In 2023, a limited amount was invested in funding the remaining TTK Solution construction and equipment commitments, but we do not intend to enter into any new TTK Solutions in the foreseeable future.

We believe that there is a potential risk of loss associated with our ability to receive anticipated future payments that are in line with our projected financial unit metrics due to a host of variables including, but not limited to the following:

●	as we are in the early stages of our TTK Solution offerings, the TTK Solution is an unproven business model;

●	the TTK Solution offering requires a significant amount of capital and our collection of advanced amounts is subject to customer credit risk and operational performance;

●	our anticipated downstream production fee revenue assumes that our VFUs will successfully produce 35 pounds of product per VFU per year; and

●	our anticipated returns are reliant upon our customers’ ability to market and sell the products.

During 2022, we established a reserve of approximately $12.5 million specifically related to Greenstone Holdings (“Greenstone”) TTK Solution. Greenstone is a related party because one of our former Agrify Brands employees and our VP of Engineering had a minority ownership. We established the reserve based upon our review of Greenstone’s financial stability, which would impact collectability, which is primarily the result of unfavorable market conditions within the Colorado market. On April 6, 2023, Denver Greens, LLC (“Denver Greens”) acquired certain interests in the Greenstone project through various transactions so that Denver Greens is now the operator of this TTK Solution. The Company wrote off the entire Greenstone loan receivable in 2022.

On September 15, 2022, we provided a notice of default under the Bud & Mary’s TTK Agreement between us and Bud & Mary’s. On October 5, 2022, Bud & Mary’s filed a complaint in the Superior Court of Massachusetts in Suffolk County naming us as the defendant. Bud & Mary’s is seeking, among other relief, monetary damages in connection with alleged unfair or deceptive trade practices, breach of contract, and conversion arising from the Bud & Mary’s TTK Agreement. In response, we established a reserve of $14.7 million specifically related to Bud & Mary’s. We deemed it necessary to fully reserve the $14.7 million outstanding balance in the third quarter of 2022 due to the current litigation and the uncertainty of the customer’s ability to repay the outstanding balance. If we are unable to realize revenue from our TTK Solution offerings on a timely basis, or at all, or if we incur additional losses as a result of the Bud & Mary’s claim, our business and financial performance will be adversely affected.

As of December 31, 2023 the remaining balance for the TTK allowance for doubtful accounts is at $14.7 million for Bud and Mary and $4.5 million for Hannah - as the facility is approximately 75% built and won’t be operational until the remaining 25% of the construction is completed.

We may require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce, or terminate our product manufacturing and development, and other operations.

As of June 30, 2024, we had approximately $0.1 million of cash, cash equivalents, and restricted cash. Our operating plan may change because of factors currently unknown to us, and we may need to seek additional funds sooner than planned. Even if we are able to substantially increase revenue and reduce operational expenditures, we may need to raise additional capital, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger or buyout, and there can be no assurance that we will be successful in such pursuits. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity, and ability to pay dividends. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We face risks associated with strategic acquisitions.

Since our inception, we have strategically acquired several businesses, and plan to continue to make strategic acquisitions, some of which may be material. These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance, and other risks and challenges, including the following, any of which could adversely affect our results of operations:

●	any acquired business could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with its anticipated timetable;

●	we may incur or assume significant debt in connection with our acquisitions

●	acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and

●	acquisitions could create demands on our management that they may be unable to effectively address, or for which we may incur additional costs.

Additionally, following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers.

We may record goodwill and other intangible assets on our consolidated balance sheet in connection with our acquisitions. If we are not able to realize the value of these assets, we may be required to incur charges relating to the impairment of these assets, which could materially impact our results of operations.

Potential future divestitures or other transactions could adversely affect our costs, revenues, profitability and financial position.

In order to position our business to take advantage of particular future growth opportunities and/or consolidate our more capable businesses, we may in the future pursue a strategy of less product and service integration and/or focus on one or more specialized facets of our products and services. These actions may require that we abandon or divest certain assets or businesses that no longer fit within our evolving strategic direction. Abandoning or divesting certain assets or businesses may entail engaging in discussions, evaluating opportunities and entering into agreements, potentially resulting in transactions involving significant risks and uncertainties that could adversely affect our business, results of operations and financial condition. We may not be able to find potential buyers on favorable terms, we may experience disruption to our business and/or we may divert management attention from other business concerns, lose key employees and possibly retain certain liabilities related to these potential transactions.

We have substantial debt and other financial obligations, and we may incur even more debt. Any failure to meet our debt and other financial obligations or maintain compliance with related covenants could harm our business, financial condition, and results of operations.

On March 14, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with High Trail Special Situations, LLC (the “Former Lender”), pursuant to which we agreed to issue and sell to the Former Lender a senior secured promissory note (the “SPA Note”), in a private placement transaction, in exchange for the payment by the Former Lender of $65 million, less applicable expenses as set forth in the Securities Purchase Agreement, and a warrant (the “SPA Warrant”) to purchase up to an aggregate of 34,406 shares of Common Stock.

On August 18, 2022, we reached an agreement with the Former Lender to amend the existing SPA Note and entered into a Securities Exchange Agreement (the “August 2022 Exchange Agreement”). Pursuant to the August 2022 Exchange Agreement, we partially paid $35.2 million along with approximately $300,000 in repayments for other fees under the SPA Note and exchanged the remaining balance of the SPA Note for the Exchange Note (as defined below) with an aggregate original principal amount of $35.0 million and a new warrant to purchase 71,139 shares of Common Stock (the “Note Exchange Warrant”). Additionally, we exchanged the SPA Warrant for a new warrant for the same number of underlying shares but with a reduced exercise price. The Exchange Note will mature on the three-year anniversary of its issuance.

On March 8, 2023, we entered into a second securities exchange agreement with the Former Lender (the “March 2023 Exchange Agreement” and together with the August 2022 Exchange Agreement, the “Exchange Agreements”), pursuant to which we paid approximately $10.3 million in principal under the Exchange Note and exchanged $10.0 million in principal amount under the Exchange Note for a new senior convertible note (the “Convertible Note” and, together with the Exchange Note, the “Notes”) with an original principal amount of $10.0 million. The Convertible Note will mature on August 19, 2025.

On October 27, 2023, CP Acquisitions LLC (the “New Lender”), an entity affiliated with and controlled by Raymond Chang, our Chief Executive Officer, and I-Tseng Jenny Chan, who subsequently joined our Board of Directors (the “Board”), acquired the Notes from the Former Lender.

On January 25, 2024, following stockholder approval at an annual meeting of stockholders on January 8, 2024, we and the New Lender consolidated the outstanding principal and interest due under the Junior Secured Note and the Exchange Note into the Convertible Note and amended and restated the Convertible Note (as amended and restated, the “Restated Note”), with an outstanding principal amount of approximately $18.9 million at the time of issuance of the Restated Note. The Restated Note amended the terms of the Convertible Note by, among other things, (i) reducing the conversion price to $1.46 per share of Common Stock, (ii) increasing the beneficial ownership limitation to 49.99% with respect to any individual or group, provided that the New Lender may assign its right to receive shares upon conversion to Mr. Chang and/or Ms. Chan or their affiliates, in which case the 49.99% beneficial ownership limitation will apply to each of them individually, (iii) extending the maturity date to December 31, 2025, (iv) increasing the interest rate from 9% to 10% per annum, (v) increasing the default interest from 15% to 18% per annum, and (vi) providing for the payment of interest every six months, or in lieu of cash interest payments, we may issue shares as payments-in-kind at a conversion price equal to the higher of (i) $1.46 or (ii) a 20% discount to our trailing seven-day volume weighted average price as of the date of interest payment. Immediately following the execution of the Restated Note, the New Lender immediately elected to convert approximately $3.9 million of outstanding principal into an aggregate of 2,671,633 shares of Common Stock, and assigned its rights to receive such shares to entities affiliated with Mr. Chang and Ms. Chan. Following the conversion, there was $15.0 million in principal amount outstanding under the Restated Note.

Pursuant to the terms of the Notes, we are subject to various covenants, including negative covenants that restrict our ability to engage in certain transactions, which may limit our ability to respond to changing business and economic conditions. Such negative covenants include, among other things, limitations on our ability and the ability of our subsidiaries to:

●	incur debt;

●	incur liens;

●	make investments (including acquisitions);

●	sell assets; and

●	pay dividends on our capital stock.

In addition, the Notes impose certain customary affirmative and negative covenants upon us, as well as covenants that restrict us and our subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, restrict the ability of us and our subsidiaries from making certain investments, subject to specified exceptions, and restrict the declaration of any dividends or other distributions, subject to specified exceptions.

If we are not in compliance with certain of these covenants, in addition to other actions the New Lender may require, the amounts outstanding under the Exchange Agreements may become immediately due and payable. This immediate payment may negatively impact our financial condition. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient to pay interest and principal on our debt in the future. If that should occur, our capital raising or debt restructuring measures may be unsuccessful or inadequate to meet our scheduled debt service obligations, which could cause us to default on our obligations and further impair our liquidity.

Our ability to make scheduled payments on our debt and other financial obligations and comply with financial covenants depends on our financial and operating performance. Our financial and operating performance will continue to be subject to prevailing economic conditions and to financial, business, and other factors, some of which are beyond our control. Failure within any applicable grace or cure periods to make such payments, comply with the financial covenants, or any other non-financial or restrictive covenant, would create a default under the Notes. Our cash flow and existing capital resources may be insufficient to repay our debt at maturity, in which case we would have to extend such maturity date, or otherwise repay, refinance, and/or restructure the obligations under the Notes, including with proceeds from the sale of assets, and additional equity or debt capital. If we are unsuccessful in obtaining such extension, or entering into such repayment, refinance, or restructure prior to maturity, or any other default existed under the Notes, the New Lender could accelerate the indebtedness under the Notes, foreclose against its collateral, or seek other remedies, which would jeopardize our ability to continue our current operations.

During the year ended December 31, 2023, our top four customers accounted for 17.4% of our total revenue. In the event of any material decrease in revenue from these customers, or if we are unable to replace the revenue through the sale of our products to additional customers, our financial condition and results of operations could be materially and adversely affected.

This concentration of customers leaves us exposed to the risks associated with the loss of one or both of these significant customers, which would materially and adversely affect our revenues and results of operations. In addition, some customers have experienced and may continue to experience construction delays in building out their facilities and we have been assisting these customers in addressing these delays, including in certain cases extending their payment terms. Any continued delays will likely result in a negative impact on our revenues. Further, if these customers were to significantly reduce their relationship with us, or in the event that we are unable to replace the revenue through the sale of our products to additional customers, our financial condition and results of operations could be negatively impacted, and such impact would likely be significant.

Our reliance on a limited base of suppliers for our products may result in disruptions to our supply chain and business and adversely affect our financial results.

We rely on a limited number of suppliers for our products and other supplies. If we are unable to maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity and quality levels needed for our business, if any of our key suppliers becomes insolvent or experiences other financial distress or if any of our key suppliers is negatively impacted with respect to staffing and shipping of products, we could experience disruptions in our supply chain, which could have a material adverse effect on our financial condition, results of operations, and cash flows.

Many of our suppliers are experiencing operational difficulties, which in turn may have an adverse effect on our ability to provide products to our customers.

Although the ability of our suppliers to timely ship their goods has affected some of our deliveries, currently the difficulties experienced by our suppliers have not yet materially impacted our ability to deliver products to our customers and we do not significantly depend on any one supplier; however, if this continues, it may negatively affect any inventory we may have and more significantly delay the delivery of merchandise to our customers, which in turn will adversely affect our revenues and results of operations. If the difficulties experienced by our suppliers continue, we cannot guarantee that we will be able to locate alternative sources of supply for our merchandise on acceptable terms, or at all. If we are unable to adequately purchase appropriate amounts of supplies for our products, our business and results of operations may be materially and adversely affected.

As a company with clients operating in the cannabis industry, we face many particular and evolving risks associated with that industry.

We currently serve private clients as they operate in the growing cannabis industry. Any risks related to the cannabis industry that may adversely affect our clients and potential clients may, in turn, adversely affect demand for our products. Specific risks faced by companies operating in the cannabis industry include, but are not limited to, the following:

Marijuana remains illegal under U.S. federal law.

Marijuana is a Schedule-I controlled substance under the Controlled Substances Act and is illegal under federal law. It remains illegal under U.S. Federal law to grow, cultivate, sell, or possess marijuana for any purpose or to assist or conspire with those who do so. Additionally, 21 U.S.C. 856 makes it illegal to “knowingly open, lease, rent, use, or maintain any place, whether permanently or temporarily, for the purpose of manufacturing, distributing, or using any controlled substance.” Even in those states in which the use of marijuana has been authorized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana is not preempted by state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our clients’ inability to proceed with their operations, which would adversely affect demands for our products.

Uncertainty of federal enforcement and the need to renew temporary safeguards.

On January 4, 2018, former Attorney General Sessions rescinded the previously issued memoranda (known as the Cole Memorandum) from the U.S. Department of Justice (“DOJ”) that had de-prioritized the enforcement of federal law against marijuana users and businesses that comply with state marijuana laws, adding uncertainty to the question of how the federal government will choose to enforce federal laws regarding marijuana. Attorney General Sessions issued a memorandum to all U.S. Attorneys in which the DOJ affirmatively rescinded the previous guidance as to marijuana enforcement, calling such guidance “unnecessary.” This one-page memorandum was vague in nature, stating that federal prosecutors should use established principles in setting their law enforcement priorities. Under previous administrations, the DOJ indicated that those users and suppliers of medical marijuana who complied with state laws, which required compliance with certain criteria, would not be prosecuted. As a result, it is now unclear if the DOJ will seek to enforce the Controlled Substances Act against those users and suppliers who comply with state marijuana laws.

Despite former Attorney General Sessions’ rescission of the Cole Memorandum, the Department of the Treasury, Financial Crimes Enforcement Network, has not rescinded the “FinCEN Memo” dated February 14, 2014, which de-prioritizes enforcement of the Bank Secrecy Act against financial institutions and marijuana-related businesses which utilize them. This memo appears to be a standalone document and is presumptively still in effect. At any time, however, the Department of the Treasury, Financial Crimes Enforcement Network, could elect to rescind the FinCEN Memo. This would make it more difficult for our clients and potential clients to access the U.S. banking systems and conduct financial transactions, which would adversely affect our operations.

In 2014, Congress passed a spending bill (“2015 Appropriations Bill”) containing a provision (“Appropriations Rider”) blocking federal funds and resources allocated under the 2015 Appropriations Bill from being used to “prevent such States from implementing their own State medical marijuana law.” The Appropriations Rider seemed to have prohibited the federal government from interfering with the ability of states to administer their medical marijuana laws, although it did not codify federal protections for medical marijuana patients and producers. Moreover, despite the Appropriations Rider, the Justice Department maintains that it can still prosecute violations of the federal marijuana ban and continue cases already in the courts. Additionally, the Appropriations Rider must be re-enacted every year. While it was continued in subsequent years and remains in effect, continued re-authorization of the Appropriations Rider cannot be guaranteed. If the Appropriations Rider is no longer in effect, the risk of federal enforcement and override of state marijuana laws would increase.

Further legislative development beneficial to our operations is not guaranteed.

One aspect of our business involves selling goods and services to state-licensed cannabis cultivators. The success of our business may partly depend on the continued development of the cannabis industry and the activity of commercial business within the industry. The continued development of the cannabis industry is dependent upon continued legislative and regulatory authorization of cannabis at the state level and a continued laissez-faire approach by federal enforcement agencies. Any number of factors could slow or halt progress in this area. Further regulatory progress beneficial to the industry cannot be assured. While there may be ample public support for legislative action, numerous factors impact the legislative and regulatory process, including election results, scientific findings, or general public events. Any one of these factors could slow or halt progressive legislation relating to cannabis and the current tolerance for the use of cannabis by consumers, which could adversely affect demand for our products and operations.

The cannabis industry could face strong opposition from other industries.

We believe that established businesses in other industries may have a strong economic interest in opposing the development of the cannabis industry. Cannabis may be seen by companies in other industries as an attractive alternative to their products, including recreational marijuana as an alternative to alcohol, and medical marijuana as an alternative to various commercial pharmaceuticals. Many industries that could view the emerging cannabis industry as an economic threat are well established, with vast economic and federal and state lobbying resources. It is possible that companies within these industries could use their resources to attempt to slow or reverse legislation legalizing cannabis. Any inroads these companies make in halting or impeding legislative initiatives that would be beneficial to the cannabis industry could have a detrimental impact on some of our clients and, in turn, on our operations.

The legality of marijuana could be reversed in one or more states.

The voters or legislatures of states in which marijuana has already been legalized could potentially repeal applicable laws which permit the operation of both medical and retail marijuana businesses. These actions might force businesses, including those that are our clients, to cease operations in one or more states entirely.

Changing legislation and evolving interpretations of law.

Laws and regulations affecting the medical and adult-use marijuana industry are constantly changing, which could detrimentally affect some of our clients and, in turn, our operations. Local, state, and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require our clients and thus us to incur substantial costs associated with modification of operations to ensure such clients’ compliance. In addition, violations of these laws, or allegations of such violations, could disrupt our clients’ businesses and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will limit the amount of cannabis growth, or related products that our commercial clients are authorized to produce. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our operations.

Our business depends in part on client licensing.

Our business is partly dependent on certain of our customers obtaining various licenses from various municipalities and state licensing agencies. There can be no assurance that any or all licenses necessary for our clients to operate their businesses will be obtained, retained, or renewed. If a licensing body were to determine that a client of ours had violated applicable rules and regulations, there is a risk the license granted to that client could be revoked, which could adversely affect our operations. There can be no assurance that our existing clients will be able to retain their licenses going forward, or that new licenses will be granted to existing and new market entrants.

Banking regulations could limit access to banking services.

Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot lawfully accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for some of our clients to operate and their reliance on cash can result in a heightened risk of theft, which could harm their businesses and, in turn, harm our business. Although the proposal of the Secure and Fair Enforcement Banking Act, also referred to as the SAFE Banking Act, would allow banks to work with cannabis businesses and prevent federal banking regulators from intervening or punishing those banks, the legislation still requires the approval of the U.S. Senate. There can be no assurance that the SAFE Banking Act will become law in the U.S. Additionally, most courts have denied marijuana-related businesses bankruptcy protection, thus making it very difficult for lenders to recoup their investments, which may limit the willingness of banks to lend to our clients and to us.

We may face insurance risks.

In the U.S., many marijuana-related businesses are subject to a lack of adequate insurance coverage. In addition, many insurance companies may deny claims for any loss relating to marijuana or marijuana-related operations based on their illegality under federal law, noting that a contract for an illegal transaction is unenforceable.

We participate in an evolving industry.

The cannabis industry is not yet well-developed, and many aspects of this industry’s development and evolution cannot be accurately predicted. While we have attempted to identify many risks specific to the cannabis industry, you should carefully consider that there are other risks that cannot be foreseen or are not described in this report, which could materially and adversely affect our business and financial performance. We expect that the cannabis market and our business will evolve in ways that are difficult to predict. Our long-term success may depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to successfully adapt to changes in the cannabis industry, our operations could be adversely affected.

The inability of our customers to meet their financial or contractual obligations to us may result in disruption to our results of operations and could result in financial losses.

We have exposure to several customers and certain of these customers are experiencing financial difficulties. We have in the past, and may in the future, need to take allowances against and need to write off receivables due to the creditworthiness of these customers. Further, the inability of these customers to purchase our products could materially adversely affect our results of operations.

Changes in our credit profile may affect our relationship with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers and, consequently, may have a material adverse effect on our business and results of operations.

Although we believe our current sales backlog, which consists of purchase orders or purchase commitments, and our qualified pipeline of carefully vetted potential sales opportunities, will translate into future revenue, there can be no assurance that we will be successful in such pursuit.

Although we conduct a detailed due diligence investigation on our current and potential customers and place a heavy emphasis on the qualification process to ensure that all active customer purchase orders and commitments relating to our backlog and all active opportunities in our qualified pipeline have been meticulously vetted, the criteria we rely on and the internal analysis we undertake is subjective. Furthermore, we have a relatively short operating history and do not have significant data relating to the conversion of our backlog into revenue and the conversion of our qualified pipeline into customer contracts. Accordingly, although we believe that a portion of our backlog and qualified pipeline will translate into bookings over the next 12 months, there can be no assurance that we will be successful in such pursuit. In the event our backlog and qualified pipeline do not translate into bookings as projected, it could materially and adversely affect our business and financial performance.

We rely on third parties for certain services made available to our customers, which could limit our control over the quality of the user experience and our cost of providing services.

Some of the applications and services available through our proprietary Agrify cultivation solution, including our flagship hardware product, the VFUs, and our proprietary SaaS product, Agrify Insights™, are provided through relationships with third party service providers. We do not typically have any direct control over these third-party service providers. These third-party service providers could experience service outages, data loss, privacy breaches, including cyber-attacks, and other events relating to the applications and services they provide that could diminish the utility of these services and which could harm users thereof. Our platform is currently hosted by a third-party service provider. There are readily available alternative hosting services available should we desire or need to move to a different web host. Certain ancillary services provided by us also uses the services of third-party providers, for which, we believe, there are readily available alternatives on comparable economic terms. Offering integrated platforms which rely, in part, on the services of other providers lessens the control that we have over the total client experience. Should the third-party service providers we rely upon not deliver at standards we expect and desire, acceptance of our platforms could suffer, which would have an adverse effect on our business and financial performance. Further, we cannot be assured of entering into agreements with such third-party service providers on economically favorable terms.

The growth and success of our business depends on the continued contributions of Raymond Chang, as our key executive officer, as well as our ability to attract and retain qualified personnel.

Our growth and success are dependent upon the continued contributions made by our Chairman of the Board and Chief Executive Officer, Raymond Chang. We rely on Mr. Chang’s expertise in business operations when we are developing new products and services. If Mr. Chang cannot serve us or is no longer willing to do so, we may not be able to find alternatives in a timely manner or at all. This may have a material adverse effect on our business. In addition, our growth and success will depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Timothy R. Oakes, our Chief Financial Officer, notified us on January 2, 2023 that he intended to resign from his role with us effective as of February 28, 2023 to pursue other opportunities. While we are conducting a search for Mr. Oakes’ successor, there is no assurance that we will be able to identify, attract or hire a replacement. Competition for experience and qualified talent in the indoor agriculture marketplace can be intense. We may not be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we are unable to hire, assimilate and retain qualified personnel in the future, such inability could adversely affect our operations.

We face intense competition that could prohibit us from developing or increasing our customer base.

The indoor agriculture industry is highly competitive. We may compete with companies that have greater capital resources and facilities. More established companies with much greater financial resources which do not currently compete with us may be able to adapt their existing operations more easily to our line of business. In addition, the continued growth of the cannabis industry will likely attract some of these existing companies and incentivize them to produce solutions that are competitive with those offered by us. Our competitors may also introduce new and improved products, and manufacturers may sell equipment direct to consumers. We may not be able to successfully compete with larger enterprises devoting significant resources to compete in our target market space. Due to this competition, there is no assurance that we will not encounter difficulties in increasing revenues and maintaining and/or increasing market share. In addition, increased competition may lead to reduced prices and/or margins for products we sell.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon the successful protection of our intellectual property relating to our proprietary Agrify cultivation solution, including our flagship hardware product, the VFU, and our proprietary SaaS product, Agrify Insights™. We seek to protect our proprietary and intellectual property rights through patent applications, common law copyright and trademark laws, nondisclosure agreements, and non-disclosure provisions within our licensing and distribution arrangements with reputable companies in our target markets. Enforcement of our intellectual property rights would be costly, and there can be no assurance that we will have the resources to undertake all necessary action to protect our intellectual property rights or that we will be successful. Any infringement of our material intellectual property rights could require us to redirect resources to actions necessary to protect same and could distract management from our underlying business operations. An infringement of our material intellectual property rights and resulting actions could adversely affect our operations.

We cannot assure shareholders that we will continue to innovate and file new patent applications, or that any current or future patent applications will result in granted patents. Further, we cannot predict how long it will take for such patents to issue, if at all. It is possible that, for any of our patents that may issue in the future, our competitors may design their products around our patented technologies. Further, we cannot assure shareholders that other parties will not challenge any patents granted to us, or that courts or regulatory agencies will hold our patents to be valid, enforceable, and/or infringed. We cannot guarantee shareholders that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge or challenges to our patents could result in the unenforceability or invalidity of such patents, or such patents being interpreted narrowly and/or in a manner adverse to our interests. Our ability to establish or maintain a technological or competitive advantage over our competitors and/or market entrants may be diminished because of these uncertainties. For these and other reasons, our intellectual property may not provide us with any competitive advantage. For example:

●	we may not have been the first to make the inventions claimed or disclosed in our patent application;

●	we may not have been the first to file patent application. To determine the priority of these inventions, we may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office, which could result in substantial cost to us, and could possibly result in a loss or narrowing of patent rights. No assurance can be given that our granted patents will have priority over any other patent or patent application involved in such a proceeding, or will be held valid as an outcome of the proceeding;

●	other parties may independently develop similar or alternative products and technologies or duplicate any of our products and technologies, which can potentially impact our market share, revenue, and goodwill, regardless of it is possible that our issued patents may not provide intellectual property protection of commercially viable products or product features, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties, patent offices, and/or the courts;

●	we may be unaware of or unfamiliar with prior art and/or interpretations of prior art that could potentially impact the validity or scope of our patents or patent applications that we may file;

●	we take efforts and enter into agreements with employees, consultants, collaborators, and advisors to confirm ownership and chain of title in intellectual property rights. However, an inventorship or ownership dispute could arise that may permit one or more third parties to practice or enforce our intellectual property rights, including possible efforts to enforce rights against us;

●	we may elect not to maintain or pursue intellectual property rights that, at some point in time, may be considered relevant to or enforceable against a competitor;

●	we may not develop additional proprietary products and technologies that are patentable, or we may develop additional proprietary products and technologies that are not patentable;

●	the patents or other intellectual property rights of others may have an adverse effect on our business; and

●	we apply for patents relating to our products and technologies and uses thereof, as we deem appropriate. However, we or our representatives or their agents may fail to apply for patents on important products and technologies in a timely fashion or at all, or we or our representatives or their agents may fail to apply for patents in potentially relevant jurisdictions.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct or indirect competition. If our intellectual property does not provide adequate coverage over our competitors’ products, our competitive position could be adversely affected, as could our business.

Our success depends in part upon our ability to protect our core technology and intellectual property.

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we rely on a combination of trademark, copyright, patent, trade secret and unfair competition laws of the U.S. and other countries, as well as contract provisions, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights, as well as procedures governing internet/domain name registrations. However, there can be no assurance that these measures will be successful in any given case. We may be unable to prevent the misappropriation, infringement or violation of our intellectual property rights, breach of any contractual obligations to us, or independent development of intellectual property that is similar to ours, any of which could reduce or eliminate any competitive advantage we have developed, adversely affecting our revenues or otherwise harming our business.

We generally control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and our software is protected by U.S. copyright laws.

Despite efforts to protect our proprietary rights through intellectual property laws, licenses, and confidentiality agreements, unauthorized parties may still copy or otherwise obtain and use our software and technology. Companies in the Internet, technology, and software industries frequently enter into litigation based on allegations of infringement, misappropriation, or violations of intellectual property rights or other laws. From time to time, we may face allegations that we have infringed the trademarks, copyrights, patents, trade secrets and other intellectual property rights of third parties, including competitors. If it became necessary for us to resort to litigation to protect these rights, any proceedings could be burdensome, costly and divert the attention of our personnel, and we may not prevail. In addition, any repeal or weakening of laws or enforcement in the U.S. or internationally intended to protect intellectual property rights could make it more difficult for us to adequately protect our intellectual property rights, negatively impacting their value and increasing the cost of enforcing our rights.

We have obtained and applied for U.S. trademark and service mark registrations and will continue to evaluate the registration of additional trademarks and service marks or, as appropriate. We cannot guarantee that any of our pending trademark applications will be approved by the applicable governmental authorities. Moreover, even if the trademark applications are approved, third parties may seek to oppose or otherwise challenge these registrations. A failure to obtain registrations for our trademarks could limit and impede our marketing efforts.

We may need to enter into intellectual property license agreements in the future, and if we are unable to obtain these licenses, our business could be harmed.

We may need or may choose to obtain licenses and/or acquire intellectual property rights from third parties to advance our research or commercialization of our current or future products. We also cannot provide any assurances that third-party patents do not exist that might be enforced against our current or future products in the absence of such a license or acquisition. We may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation.

Others may assert intellectual property infringement claims against us.

Companies in the software and technology industries can own patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents (colloquially known as “patent trolls”) often attempt to aggressively assert their rights to extract value from technology companies. It is possible that, from time to time, third parties may claim that our products misappropriate or infringe their intellectual property rights. Irrespective of the validity or the successful assertion of any such claims, we could incur significant costs and diversion of resources in defending against these claims, which could adversely affect our operations. We may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. In addition, to the extent claims against us are successful, we may have to pay substantial money damages or discontinue, modify, or rename certain products or services that are found to be in violation of another party’s rights. We may have to seek a license (if available on acceptable terms, or at all) to continue offering products and services, which may significantly increase our operating expenses.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

As of December 31, 2023, we had net operating loss (“NOL”) carryforwards for federal and state income tax purposes which may be available to offset taxable income in future years. Approximately $675,000 of federal NOLs will expire if not utilized by 2036 and approximately $143.5 million of federal NOLs carryforward indefinitely but are only available to offset 80% of taxable income per year. The $82.3 million state NOLs will begin to expire by 2039. A lack of future taxable income would adversely affect our ability to utilize these NOLs before they expire. The utilization of our NOLs could be subject to annual limitations under Section 382 and 383 of the Internal Revenue Code (“IRC” or the “Code”) of 1986, and similar state tax provisions due to ownership change limitations that may have occurred previously or that could occur in the future. In general, under Section 382, a corporation that undergoes an “ownership change” (as defined under Section 382 of the Code and applicable Treasury Regulations) is subject to limitations on its ability to utilize its pre-change NOLs to offset its future taxable income. As of December 31, 2023, we have not conducted an analysis of an ownership change under Section 382. To the extent that a study is completed, and an ownership change is deemed to occur, in the past or future, our NOLs and any NOLs of companies that we have acquired could be limited to offset any future taxable income.

There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to reduce future income tax liabilities for federal and state income tax purposes. For these reasons, we may not be able to utilize a material portion of our NOLs, even if we attain profitability, which could result in increased future tax liability to us and could adversely affect the results of our operations and overall financial condition.

Risks Related to Ownership of our Common Stock

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors and their affiliates beneficially own, in the aggregate, approximately 51% of our outstanding shares of Common Stock. In particular, Raymond Chang, our Chairman of the Board and Chief Executive Officer, beneficially owns approximately 49.99% of our outstanding shares of Common Stock, and I-Tseng Jenny Chan, a member of our Board, beneficially owns approximately 49.99% of our outstanding shares of Common Stock, primarily as a result of the Convertible Note that is currently convertible into 10,226,051 shares of Common Stock that is held by an entity owned and controlled by Mr. Chang and Ms. Chan, which is subject to a 49.99% beneficial ownership limitation. As a result, these stockholders exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. Moreover, our bylaws permit stockholders to act by written. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

The large number of shares eligible for public sale could depress the market price of our Common Stock.

We have filed a registration statement to register the shares of Common Stock underlying outstanding options and shares reserved for future issuance under our equity compensation plans. Upon effectiveness of that registration statement, subject to the satisfaction of applicable exercise periods and subject to our insider trading policy, the shares of Common Stock issued upon exercise of outstanding options will be available for immediate resale in the U.S. in the open market.

Sales of our Common Stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause our stock price to fall and make it more difficult for you to sell shares of our Common Stock.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Stock.

If we fail to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq will take steps to delist our Common Stock. Such a de-listing would likely have a negative effect on the price of our Common Stock and would impair stockholders’ ability to sell or purchase our Common Stock when they wish to do so, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

On March 5, 2024, we received a deficiency letter from the Listing Qualifications Department of Nasdaq notifying us that, for the last 30 consecutive business days, the bid price for our Common Stock had closed below $1.00 per share, which is the minimum closing price required to maintain continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Notice had no immediate effect on the listing of our Common Stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive trading days during this 180-day compliance period, unless the Staff exercises its discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

On September 4, 2024, the Staff notified us in writing that while we had not regained compliance with the Minimum Bid Requirement, we were eligible for an additional 180-day compliance period, or until March 3, 2025, to regain compliance with the Minimum Bid Requirement. Nasdaq’s determination was based on our having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq, with the exception of the Minimum Bid Requirement, and on our written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

We intend to regain compliance with the Minimum Bid Requirement by effecting a reverse stock split. On September 3, 2024, we received a written consent signed by a holders of a majority of our outstanding Common Stock authorizing our Board to, without further stockholder approval, effect a reverse stock split of our issued and outstanding Common Stock within a range of between 1-for-2 and 1-for-20 by filing an amendment to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada, with the final determination of whether to proceed, the effective time, and the exact ratio of the reverse stock split to be determined by the Board. We cannot provide any assurances, however, that we will be able to regain compliance.

The exercise of all or any number of outstanding warrants or the issuance of stock-based awards may dilute your holding of shares of our Common Stock.

We have issued several securities providing for the right to purchase our Common Stock. Shareholders could be subject to increased dilution upon the exercise of our warrants. A total of 94,626,500 warrants were issued and outstanding as of September 25, 2024.

Additionally, 2,408,866 shares of Common Stock were reserved for issuance of currently outstanding equity-based awards to employees, directors and certain other individuals under our 2022 Omnibus Equity Incentive Plan, as amended (the “Plan”). The exercise of equity awards, including any restricted stock units that we may grant in the future, and the exercise of warrants and the subsequent sale of shares of Common Stock issued thereby, could have an adverse effect on the market for our Common Stock, including the price that an investor could obtain for their shares.

Shareholders may experience dilution in the value of their investment upon the exercise of the warrants and any equity awards that may be granted or issued pursuant to the Plan.

Provisions in our articles of incorporation, our by-laws and Nevada law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our Common Stock.

Provisions of our articles of incorporation, our by-laws and Nevada law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

●	the inability of stockholders to call special meetings; and

●	the ability of our Board to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board.

The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

We are an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company” within the meaning of the Securities Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies or smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in this report and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited consolidated financial statements and two years of selected financial data in this report. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any March 31 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, after which, in each case, we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited consolidated financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We have not and do not expect to declare any dividends to our shareholders in the foreseeable future.

We have not and do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, shareholders may need to rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our Common Stock.

General Risk Factors

Increases in costs, disruption of supply or shortage of raw materials could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. For example, the tariffs currently imposed for importing goods from China has significantly increased. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. Substantial increases in the prices for our raw materials increase our operating costs and could reduce our margins if we cannot recoup the increased costs through increased prices for our products and services.

Matters relating to the employment market and prevailing wage standards may adversely affect our business.

Our ability to meet our labor needs on a cost-effective basis is subject to numerous external factors, including the availability of qualified personnel in the workforce in the markets in which we operate, unemployment levels within those markets, prevailing wage rates, which have increased significantly, health and other insurance costs and changes in employment and labor laws. In the event prevailing wage rates continue to increase in the markets in which we operate, we may be required to concurrently increase the wages paid to our employees to maintain the quality of our workforce. To the extent such increases are not offset by price increases, our business and operating results could be adversely affected. If we are unable to hire and retain employees capable of meeting our business needs and expectations, our business and reputation may be impaired. Any failure to meet our staffing needs or any material increase in turnover rates of our employees may adversely affect our business, results of operations and financial condition.

Further, we rely on the ability to attract and retain employees on a cost-effective basis. The availability of employees in the markets in which we operate has declined in recent years and competition for such personnel has increased and has provided the obstacle of our ability to attract and retain a sufficient workforce on a cost-effective basis. We may not be able to attract and retain a sufficient workforce on a cost-effective basis in the future. In the event of increased costs of attracting and retaining a workforce, our business and operating results could be adversely affected.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation involving intellectual property, data privacy and security, consumer protection, commercial disputes and other matters that may negatively affect our operating results if changes to our business operation are required. Due to our manufacturing and sale of our products, including hardware and software, we may also be subject to a variety of claims including product warranty, product liability, and consumer protection claims related to product defects, among other litigation. We may also be subject to claims involving health and safety, hazardous materials usage, other environmental impacts, or service disruptions or failures. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. In addition, insurance may not cover existing or future claims, be sufficient to fully compensate us for one or more of such claims or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby adversely affecting our results of operations and resulting in a reduction in the trading price of our stock.

An active, liquid, and orderly trading market for our Common Stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in our financial or operational estimates or projections;

●	our ability to implement our operational plans;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders to sell shares;

●	changes in the economic performance or market valuations of companies similar to ours; and

●	general economic or political conditions in the U.S. or elsewhere.

In addition, the stock market in general, and the market for technology companies, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our operating results.

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or (“SEC”), and Nasdaq. In addition, our management team also has to adapt to the requirements of being a public company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition, and operating results.

As a public company, we also expect that it may be more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as our executive officers.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting. These internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our Common Stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to annually furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our auditors have issued an attestation report on effectiveness of our internal controls.

We are in the very early stages of the costly and challenging process of compiling the system and processing the documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to remediate future material weaknesses, or to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our Common Stock.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely requirements applicable to public companies, which may adversely affect investor confidence in us, and, as a result, the market price of our Common Stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this Report, we have identified the following material weaknesses:

●	inability to close timely;

●	lack of technical expertise; and

●	accounting for complex financial instruments.

As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective as of December 31, 2023.

To respond to these material weaknesses, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. Our plans currently include rebuild of the internal finance function and engagement of external financial consultants. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our consolidated financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our consolidated financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls, and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

Data privacy and security concerns relating to our technology and our practices could damage our reputation, cause us to incur significant liability, and deter current and potential users or customers from using our products and services. Software bugs or defects, security breaches, and attacks on our systems could result in the improper disclosure and use of user data and interference with our users and customers’ ability to use our products and services, harming our business operations and reputation.

Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other data-privacy-related matters, even if unfounded, could harm our reputation, financial condition, and operating results. Our policies and practices may change over time as expectations regarding privacy and data change. Our products and services involve the storage and transmission of proprietary information, and bugs, theft, misuse, defects, vulnerabilities in our products and services, and security breaches expose us to a risk of loss of this information, improper use and disclosure of such information, litigation, and other potential liability. Systems and control failures, security breaches and/or inadvertent disclosure of user data could result in government and legal exposure, seriously harm our reputation and brand and, therefore, our business, and impair our ability to attract and retain customers.

We may experience cyber-attacks and other attempts to gain unauthorized access to our systems. We may experience future security issues, whether due to employee error or malfeasance or system errors or vulnerabilities in our or other parties’ systems, which could result in significant legal and financial exposure. We may be unable to anticipate or detect attacks or vulnerabilities or implement adequate preventative measures. Attacks and security issues could also compromise trade secrets and other sensitive information, harming our business. As a result, we may suffer significant legal, reputational, or financial exposure, which could harm our business, financial condition, and operating results.

Our operations may be impaired if our information technology systems fail to perform adequately or if we are the subject of a data breach or cyber-attack.

We rely on information technology systems to conduct business, including communicating with employees and our key commercial customers, ordering and managing materials from suppliers, shipping products and providing SaaS services to our customers and analyzing and reporting results of operations. While we have taken steps to ensure the security of our information technology systems, our systems may nevertheless be vulnerable to computer viruses, security breaches and other disruptions from unauthorized users. If our information technology systems are damaged or cease to function properly for an extended period of time, whether as a result of a significant cyber incident or otherwise, our ability to communicate internally as well as with our customers could be significantly impaired, which may adversely impact our business.

Additionally, in the normal course of our business, we collect, store and transmit proprietary and confidential information regarding our customers, employees, suppliers and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse or unauthorized disclosure of this information about our employees or customers, which may result in regulatory or other legal proceedings, and have a material adverse effect on our business and reputation. We also may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training, and third-party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact our financial condition, results of operations and cash flows.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients and market our products and services.

Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm our business.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time (including, but not limited to, those relating to potential peak sales amounts, production, and supply dates, and other financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in this report should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors before distributing any assets to the shareholders. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other shareholders, in which case shareholders could lose their entire investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

THE IONIC TRANSACTIONS

General

Pursuant to the ELOC Purchase Agreement, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Ionic to purchase up to an aggregate of $15,000,000 of shares of our Common Stock over the 36-month term of the ELOC Purchase Agreement.

Purchase of Shares under the ELOC Purchase Agreement

We have the right to present Ionic with additional Purchase Notices, each one directing Ionic to purchase any amount between $250,000 and $750,000 of our Common Stock per trading day, at a per share price equal to 93% (subject to decrease under certain circumstances) of the lowest daily VWAPs over a specified measurement period (as described below).

Under the ELOC Purchase Agreement, no later than one trading day after Ionic receives a valid Purchase Notice (the “Regular Purchase Notice Date”), we are required to cause our transfer agent to deliver to Ionic such number of shares of Common Stock (the “Pre-Settlement Regular Purchase Shares”) equal to the product of (A) the quotient of (y) the purchase amount divided by (z) 90% of the closing price of our Common Stock on the date immediately preceding the Regular Purchase Notice Date (the “Pre-Settlement Regular Purchase Price”) and as to which Ionic shall be the owner thereof as of such time of delivery of such Pre-Settlement Regular Purchase Shares.

No later than two trading days after the Regular Purchase Measurement Period, as defined below (the “Regular Purchase Settlement Date”), we are required to cause our transfer agent to deliver to Ionic such number of shares of Common Stock (the “Settlement Regular Purchase Shares”) equal to the purchase amount divided by the Regular Purchase Price, which is equal to 93% (the “RPP Percentage”) of the arithmetic average of the lowest daily VWAPs during the Regular Purchase Measurement Period; provided, however, that the number of shares of Common Stock to be delivered on the Regular Purchase Settlement Date shall be reduced by the number of Pre-Settlement Regular Purchase Shares delivered. If the number of Pre-Settlement Regular Purchase Shares delivered to Ionic exceeds the number of Settlement Regular Purchase Shares, then Ionic is required to return the excess shares. The “Regular Purchase Measurement Period” is the period starting on the trading day immediately following the receipt of Pre-Settlement Regular Purchase Shares and ending on the trading day immediately following the date upon which the aggregate dollar volume of our Common Stock traded on Nasdaq equals seven times the purchase amount, in the aggregate, subject to a ten trading day minimum.

The number of shares of Common Stock that we can issue to Ionic from time to time under the ELOC Purchase Agreement shall be subject to the Beneficial Ownership Limitation.

In addition, Ionic will not be required to buy any shares of our Common Stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our Common Stock is at or below $0.25. We will control the timing and amount of sales of our Common Stock to Ionic. Ionic has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement.

Actual sales of Purchase Shares under the ELOC Purchase Agreement to Ionic will depend on a variety of factors to be determined by us from time to time, including, among others, satisfaction of certain conditions including, without limitation, the effectiveness of this and other resale registration statements, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations. We expect to use the net proceeds from any sale of shares to Ionic under the ELOC Purchase Agreement for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses as described under “Use of Proceeds.”

The purchase price of the Purchase Shares purchased by Ionic under the ELOC Purchase Agreement will be derived from the market prices of our Common Stock. We will control the timing and amount of future sales, if any, of Purchase Shares to Ionic. Ionic has no right to require us to sell any Purchase Shares to Ionic, but Ionic is obligated to make purchases as we direct, subject to certain conditions.

As of the date of this prospectus, 4,700,000 shares are being registered on the registration statement of which this prospectus forms a part, all of which will be issuable under the ELOC Purchase Agreement. Shares issuable under the ELOC Purchase Agreement, if and when they are sold pursuant to the terms of the ELOC Purchase Agreement, will be sold at a per share price equal to 93% (subject to decrease under certain circumstances) of the average of the lowest VWAPs over a specified measurement period as described above.

The ELOC Purchase Agreement and the Registration Rights Agreement each contain representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to Ionic under the ELOC Purchase Agreement may be limited, to the extent applicable, by Nasdaq and SEC rules.

Ionic may not assign or transfer its rights and obligations under the ELOC Purchase Agreement.

Our Termination Rights

The ELOC Purchase Agreement may be terminated by us at any time after commencement, at our discretion; provided, however, that if we sold less than $5,000,000 to Ionic (other than as a result of our inability to sell shares to Ionic as a result of the Beneficial Ownership Limitation or our failure to have sufficient shares authorized), we will pay to Ionic a termination fee of $300,000, which is payable, at our option, in cash or in shares of Common Stock, as Additional Commitment Shares, at a price equal to the closing price on the day immediately preceding the date of receipt of the termination notice. Further, the ELOC Purchase Agreement will automatically terminate on the date that we sell, and Ionic purchases, the full $15,000,000 amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the ELOC Purchase Agreement.

Events of Default under ELOC Purchase Agreement

Events of default under the ELOC Purchase Agreement include the following:

●	the effectiveness of a registration statement registering the resale of the shares of Common Stock issued to Ionic pursuant to the ELOC Purchase Agreement lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or any such registration statement (or the prospectus forming a part thereof) is unavailable to Ionic for resale of any or all of the shares of Common Stock issuable under the ELOC Purchase Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after Ionic has confirmed in writing that all of the Common Stock representing shares of Common Stock covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering shares of Common Stock offered by this prospectus (provided in the case of this clause (ii) that all of the shares of Common Stock offered by this prospectus covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	the suspension of our Common Stock from being listed or trading on a Nasdaq for a period of one (1) business day, provided that we may not direct Ionic to purchase any of our Common Stock during any such suspension;

●	the failure for any reason by us or the transfer agent to deliver (i) the Pre-Settlement Regular Purchase Shares to Ionic within one (1) trading day after the Regular Purchase Notice Date or (ii) the Settlement Regular Purchase Shares to Ionic within one (1) trading day after the relevant measurement period to which Ionic is entitled under the ELOC Purchase Agreement in connection with Settlement Regular Purchase Shares or Exemption Purchase Shares;

●	we breach any representation or warranty in any material respect, or breach any covenant or other term or condition under the ELOC Purchase Agreement or Registration Rights Agreement, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) consecutive business days;

●	if any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law for so long as such proceeding is not dismissed;

●	if we are at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or (v) we are generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any subsidiary for so long as such order, decree or similar action remains in effect; or

●	if at any time we are not eligible to transfer our Common Stock as DWAC shares.

If an event of default occurs between the Regular Purchase Notice Date and any time through the Regular Purchase Settlement Date, then (i) the RPP Percentage shall be automatically adjusted to 80% for so long as such event of default remains uncured and (ii) Ionic shall be entitled to all the rights under the ELOC Purchase Agreement as if such event of default occurred immediately prior to such Regular Purchase Notice Date.

In addition to any other rights and remedies under applicable law and the ELOC Purchase Agreement, so long as an event of default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an event of default, has occurred and is continuing, the Company shall not deliver to Ionic any Purchase Notice. There is no guarantee that we will not default on our obligations under the ELOC Purchase Agreement or under the Registration Rights Agreement, as defined below, which would require us to pay damages as partial relief to Ionic in either shares or cash or negatively impact our ability to utilize the ELOC Purchase Agreement.

Registration Rights Agreement

Concurrently with entering into the ELOC Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the shares of our Common Stock issuable to Ionic under the ELOC Purchase Agreement and the shares of Common Stock that may be issued to Ionic if we fail to comply with our obligations in the Registration Rights Agreement. Under the Registration Rights Agreement, we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of all of the shares of Common Stock that may, from time to time, be issued or become issuable to Ionic under the ELOC Purchase Agreement and the Registration Rights Agreement. The Registration Rights Agreement requires that we file, within 30 days after signing, a resale registration statement and use commercially reasonable efforts to have such resale registration statement declared effective by the SEC on or before the earlier of (i) 60 days after signing (or 90 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after we are notified it will not be subject to further SEC review. If we fail to have a registration statement filed by the specified deadline or declared effective by the specified deadline, then we will be required to issue to Ionic 250,000 shares of Common Stock within 2 trading days after the failure.

No Short-Selling or Hedging by Ionic

Ionic has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging of our Common Stock during any time before termination of the ELOC Purchase Agreement.

Dilutive Effect on Our Stockholders

All 4,700,000 shares of our Common Stock registered in this offering which may be issued or sold by us to Ionic under the ELOC Purchase Agreement and Registration Rights Agreement are expected to be freely tradable. It is anticipated that the Common Stock registered in this offering will be sold by us to Ionic from time to time until the date that is approximately 36 months following the satisfaction of the commencement conditions under the ELOC Purchase Agreement. The sale by Ionic of a significant amount of our Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Ionic, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately issue or sell to Ionic all, some or none of the shares of Common Stock available under the ELOC Purchase Agreement. The Purchase Shares that we may sell under the ELOC Purchase Agreement are sold with a forward pricing mechanism and as of the date of this registration statement, the conversion price and the purchase price have yet to be calculated.

Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Ionic. If and when we do sell our Common Stock to Ionic under the ELOC Purchase Agreement, after Ionic has acquired those shares, Ionic may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Ionic by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of our Common Stock to Ionic under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of our Common Stock or the mere existence of our arrangement with Ionic may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Purchase Shares to Ionic and the ELOC Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled “Our Termination Rights” above).

The following table sets forth the amount of gross proceeds we would receive from Ionic from our issuance and sale of 4,700,000 shares to Ionic under the ELOC Purchase Agreement registered hereunder at varying purchase prices:

Assumed Purchase Price Per Purchase Share (3)	Number of Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Ionic (2)	Proceeds from the Sale of Common Stock to Ionic Under the ELOC Purchase Agreement
$0.25	4,700,000	19.05%	$1,175,000
$0.50	4,700,000	19.05%	$2,350,000
$0.75	4,700,000	19.05%	$3,525,000
$1.00	4,700,000	19.05%	$4,700,000
$1.25	4,700,000	19.05%	$5,875,000
$1.50	4,700,000	19.05%	$7,050,000

(1)	We are registering up to 4,700,000 shares of our Common Stock which would be issuable to Ionic pursuant to the ELOC Purchase Agreement. Of such 4,700,000 shares, 4,000,000 shares would be issuable as Purchase Shares. The above table assumes that sales are made to Ionic without regard for the 4.99% Beneficial Ownership Limitation.

(2)	The denominator is based on 19,977,347 shares outstanding as of September 3, 2024 , adjusted to include the issuance of the number of our Common Stock set forth in the adjacent column which we would have issued to Ionic under the ELOC Purchase Agreement based on the applicable assumed purchase price per Purchase Share.

(3)	For the avoidance of any doubt, this price would reflect the purchase price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the ELOC Purchase Agreement.

USE OF PROCEEDS

All of the shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock. The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the selling stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

However, we may receive gross proceeds of as much as up to $15,000,000 from the sale of shares under the ELOC Purchase Agreement with Ionic. We intend to use the net proceeds from any sale of shares to Ionic under the ELOC Purchase Agreement for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses. This anticipated use of net proceeds from the sale of our Common Stock to Ionic under the ELOC Purchase Agreement represents our intentions based upon our current plans and business conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of September 3, 2024, about the beneficial ownership of our Company’s Common Stock by: (1) the persons known to us to be beneficial owners of more than 5% of our Company’s outstanding Common Stock; (2) our directors; (3) each named executive officer; and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated. As of September 3, 2024, there were 65 record holders and 19,977,347 outstanding shares of our Company’s Common Stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 3, 2024 through the exercise of any warrant, stock option or other right. The inclusion in this prospectus of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common stock subject to options or warrants currently exercisable, or exercisable within 60 days after September 3, 2024, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

Directors and Executive Officers (2)
Raymond Chang (3)	17,824,782	49.99%
David Kessler	1,288	*
Brian Towns	166	*
I-Tseng Jenny Chan (4)	13,333,859	49.99%
Max Holtzman	52,813	*	%
Timothy Mahoney	45,160	*	%
Krishnan Varier	42,083	*	%
All Directors and Executive Officers as a Group (7 persons) (5)	21,026,178	51.0%

*	Less than 1%.

(1)	The percentages shown with respect to any identified individual or group are calculated by dividing: (i) the sum of (a) the number of shares of Common Stock actually owned as of September 3, 2024 plus (b) the number of shares of Common Stock that may be acquired through the exercise of stock options, warrants or any other rights, the conversion of convertible securities, or the vesting of restricted stock units within 60 days thereof by (ii) the sum of 19,977,347 shares of Common Stock outstanding as of September 3 2024, plus the amount referenced in clause (i)(b) for such individual or group.

(2)	The address of each of the directors and executive officers listed above is c/o Agrify Corporation, 2468 Industrial Row Dr., Troy, MI 48084.

(3)	Consists of (i) 575 shares of Common Stock held individually, (ii) up to 6,334 shares of Common Stock issuable upon exercise of stock options held by Mr. Chang that are exercisable within 60 days of September 3, 2024, (iii) 5,739,881 shares of Common Stock held by RTC3 2020 Irrevocable Trust (“RTC3”), of which Mr. Chang retains the ability to remove the independent trustee, (iv) warrants to purchase 231,223 shares of Common Stock held by RTC3 that are exercisable within 60 days of the date hereof, subject to a 9.99% beneficial ownership limitation, (v) 648 shares of Common Stock held by NXT3J Capital, LLC (“NXT3J”), an entity controlled by Mr. Chang, (vi) that number of shares of Common Stock issuable to the New Lender, an entity controlled by Mr. Chang, issuable to Mr. Chang upon the conversion of that certain Senior Secured Amended, Restated and Consolidated Convertible Note, due 2025 described herein previously, the Convertible Note, with an outstanding principal amount of $3,500,000.00 and a conversion price of $1.46 per share (as may be adjusted per the Senior Secured Amended, Restated and Consolidated Convertible Note due 2025 from time to time), which conversion is subject to a 49.99% beneficial ownership limitation; provided that the New Lender may assign its right to receive shares of Common Stock upon conversion to Mr. Chang and/or Ms. I-Tseng Jenny Chan, in which case the 49.99% beneficial ownership limitation will apply to each of them individually, (vii) that number of shares of Common Stock issuable to the New Lender or, at the New Lender’s election, pre-funded warrants to purchase shares of Common Stock issuable to the New Lender upon conversion of that certain Junior Secured Convertible Promissory Note (“New Junior Note”) due July 1, 2025 described herein with an outstanding principal amount of $1,500,000.00 and a conversion price of $0.2633 (as may be adjusted per the New Junior Note), which pre-funded warrants are exercisable subject to a 49.99% beneficial ownership limitation, (viii) pre-funded warrants to purchase 81,784,320 shares of Common Stock held by the New Lender that are exercisable within 60 days of September 3, 2024, as amended by that certain Amendment to Pre-Funded Common Stock Purchase Warrant, dated August 28, 2024, by and between Issuer and the New Lender (the “CP Warrant Amendment”), and subject to (A) a 49.99% beneficial ownership limitation, and (B) an agreement between the New Lender and the Company whereby the New Lender agreed not to exercise the CP Warrant for more than 4,000,000 shares of Common Stock until the Company completes a reverse stock split or increase in authorized shares resulting in sufficient authorized but unissued shares to permit such conversion or exercise, (ix) pre-funded warrants to purchase 16,276,832 shares of Common Stock held by GIC Acquisition LLC (“GIC Acquisition”) that are exercisable within 60 days of September 3, 2024, as amended by that certain Amendment to Pre-Funded Common Stock Purchase Warrant, dated August 28, 2024, by and between Issuer and GIC Acquisition, and subject to (A) a 49.99% beneficial ownership limitation, and (B) an agreement between GIC Acquisition and the Company whereby GIC Acquisition agreed not to exercise the GIC Warrant for more than 7,383,053 shares of Common Stock until the Company completes a reverse stock split or increase in authorized shares resulting in sufficient authorized but unissued shares to permit such conversion or exercise, (x) options to purchase 203 shares of Common Stock that are held by Raymond Chang Jr., Mr. Chang’s son, that are exercisable within 60 days of September 3, 2024, and (xi) 1,578,947 shares of Common Stock held individually by Chinwei Wang, Mr. Chang’s spouse. Does not include 105,139 shares of Common Stock underlying time-based restricted stock units that will not vest within 60 days of the day hereof granted to Raymond Chang, Jr., under the Plan. Does not include 337,743 shares of Common Stock underlying time-based restricted stock units that will not vest within 60 days of the day hereof granted to Mr. Chang under the Plan. Mr. Chang disclaims beneficial ownership with respect to the shares and warrants held by RTC3, the shares held by NXT3J, the shares entitled to the New Lender upon conversion of its Convertible Note, the options and shares held by Raymond Chang Jr., and the shares held by Chinwei Wang, in each case except to the extent of his pecuniary interest therein. On August 30, 2024, the New Lender, exercised pre-funded warrants under the New Junior Note for 5,746,900 shares of Common Stock. The information set forth above and in this note (3) is based on the Schedule 13D amendment filed by Mr. Chang with the SEC on September 4, 2024.

(4)	Consists of (i) 1,019,962 shares of Common Stock held by M Zion Capital, LLC (“M Zion Capital”), an entity controlled by Ms. Chan, (ii) 1,019,962 shares of Common Stock held by M Olivet Capital, LLC (“M Olivet Capital”), an entity controlled by Ms. Chan, (iii) 1,019,962 shares of Common Stock held by M Cannan Capital, LLC (“M Cannan Capital”), an entity controlled by Ms. Chan, (iv) that number of shares of Common Stock issuable to the New Lender, an entity controlled by Ms. Chan, issuable to Ms. Chan upon the conversion of the Convertible Note, which conversion is subject to a 49.99% beneficial ownership limitation; provided that the New Lender may assign its right to receive shares of common stock upon conversion to Mr. Chang and/or Ms. Chan, in which case the 49.99% beneficial ownership limitation will apply to each of them individually, (v) that number of shares of Common Stock issuable to the New Lender or, at the New Lender’s election, pre-funded warrants to purchase shares of Common Stock issuable to the New Lender upon conversion of the New Junior Note, which pre-funded warrants are exercisable subject to a 49.99% beneficial ownership limitation, and (vi) pre-funded warrants to purchase 81,784,320 shares of Common Stock held by the New Lender that are exercisable within 60 days of the date hereof, as amended by the CP Warrant Amendment, and subject to (A) a 49.99% beneficial ownership limitation, and (B) an agreement between the New Lender and the Company whereby the New Lender agreed not to exercise the CP Warrant for more than 4,000,000 shares of Common Stock until the Company completes a reverse stock split or increase in authorized shares resulting in sufficient authorized but unissued shares to permit such conversion or exercise. On August 30, 2024, the New Lender, exercised pre-funded warrants under the New Junior Note for 5,746,900 shares of Common Stock. Ms. Chan disclaims beneficial ownership with respect to the shares held by M Zion Capital, the shares held by M Olivet Capital, the shares held by M Cannan Capital and the shares entitled to the New Lender upon conversion of its Convertible Note, in each case except to the extent of her pecuniary interest therein. The information set forth above and in this note (4) is based on the Schedule 13D amendment filed by Ms. Chan with the SEC on September 4, 2024.

(5)	Includes the following shares subject to options that are exercisable within 60 days of September 3, 2024: Mr. Kessler, 788; Mr. Mahoney, 456; and Mr. Varier, 455. Includes the following shares subject to restricted stock units that vest within 60 days of September 3, 2024: Mr. Kessler, 250; Mr. Towns, 83; Mr. Holtzman, 52,724; Mr. Mahoney, 44,615; and Mr. Varier, 41,539.

SELLING STOCKHOLDER

The shares of Common Stock offered under this prospectus may be offered from time to time by the selling stockholder named below or by any of their respective pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “selling stockholder” includes the selling stockholder identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholder named below acquired the shares of our Common Stock being offered under this prospectus directly from us. We issued the shares of Common Stock to the selling stockholder in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The following table sets forth as of September 3, 2024 : (1) the name of the selling stockholder for whom we are registering shares of our Common Stock under the registration statement of which this prospectus is a part, (2) the number of shares of our Common Stock beneficially owned by the selling stockholder prior to the offering, determined in accordance with Rule 13d-3 under the Exchange Act, (3) the number of shares of our Common Stock that may be offered by the selling stockholder under this prospectus and (4) the number of shares of our Common Stock to be owned by the selling stockholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our Common Stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholder or its representatives, or on our records, as of September 3, 2024. The percentage of beneficial ownership for the following table is based on 19,977,347 shares of our Common Stock outstanding as of September 3, 2024.

To our knowledge, except as indicated in the footnotes to this table, the security holder named in the table has sole voting and investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by the security holder. The selling stockholder has not previously had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, the selling stockholder, if an affiliate of broker-dealer, has not purchased the shares of Common Stock outside the ordinary course of business or, at the time of their acquisition of such shares of Common Stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares of Common Stock. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Number of Shares	Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
Name of Selling Stockholder	Number		Percentage	Being Offered	Number		Percentage
Ionic Ventures, LLC (2)	0	(3)	0%	4,700,000	4,700,000	(3)	4.99%

(1)	Assumes all shares of Common Stock being offered under this prospectus are sold. The percentage of beneficial ownership after completion of the offering is based on 24,677,347 shares of Common Stock, consisting of 19,977,347 shares of Common Stock outstanding as of September 3, 2024 and the 4,700,000 shares of Common Stock being offered under this prospectus.

(2)	Brendan O’Neil and Keith Coulston are the managers of Ionic Ventures, LLC and in such capacity have joint voting and dispositive power over shares held by Ionic Ventures, LLC. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported shares of Common Stock except to the extent of their pecuniary interest therein. Ionic Ventures, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer. The address of Ionic Ventures, LLC is 3053 Fillmore Street, Ste. 256, San Francisco, CA 94123.

(3)	The number of shares held by the selling stockholder prior to and after this offering is limited by the restriction on its ability to beneficially own more than 4.99% of our outstanding Common Stock pursuant to the ELOC Purchase Agreement.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Our Common Stock is listed on Nasdaq under the symbol “AGFY”. On September 26, 2024, the last reported sale price of our Common Stock as reported by Nasdaq was $0.22 per share. As of such date, we had approximately 63 stockholders of record.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our services. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third party information and cannot assure you of its accuracy or completeness. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

In addition, we own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their, ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

Holders of Record

As of September 26, 2024, there were 63 holders of record of our Common Stock. Such numbers do not include beneficial owners holding shares of our Common Stock in nominee or “street” name through various brokerage firms.

Dividends

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, and all currently available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board deems relevant, and subject to the restrictions contained in our current or future financing instruments.

Issuer Purchases of Equity Securities

None.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 35,000,000 shares of Common Stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share. The only equity securities currently outstanding are shares of Common Stock. As of September 16, 2024, there were 19,977,347 shares of Common Stock outstanding, warrants outstanding to purchase 94,626,500 shares of our Common Stock, 10,026 shares of Common Stock subject to outstanding stock options, 2,249,653 shares of Common Stock subject to unvested restricted stock units, and 9,298,390 shares of Common Stock underlying convertible notes.

Common Stock

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our Board and management. The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our Common Stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger, or otherwise.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with an “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and the combination or transaction by which the person first became an interested stockholder is approved by the Board prior to the date the interested stockholder obtained such status; or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. The prohibition extends beyond the expiration of the two-year period, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and (a) the combination or transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder; (b) the combination is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (c) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

The business combination provisions do not apply to a person after the expiration of four years after the person first became an interested stockholder.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding the determination date, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10 day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10 day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent

The transfer agent for our Common Stock is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Listing

Our shares of Common Stock are listed on Nasdaq under the symbol “AGFY.”

PLAN OF DISTRIBUTION

The Common Stock listed in the table appearing under “Selling Stockholder” are being registered to permit the resale of Common Stock by the selling stockholder from time to time after the date of this prospectus. There can be no assurance that the selling stockholder will sell any or all of the Common Stock offered hereby. We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholder.

The selling stockholder may sell all or a portion of the Common Stock offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale (but not at a fixed price), by a variety of methods including the following:

●	on any national securities exchange or over-the-counter market on which the Common Stock may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

●	in “at the market” offerings to or through market makers into an existing market for Common Stock;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	private negotiation transactions;

●	in transactions otherwise than on such exchanges or in the over-the-counter market;

●	through a combination of any such methods; or

●	through any other method permitted under applicable law.

We will pay the reasonable expenses incident to the registration and offering of the Common Stock offered hereby. We have agreed to indemnify Ionic and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Ionic has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Ionic specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of Common Stock registered hereunder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock.

Ionic has represented to us that at no time prior to the ELOC Purchase Agreement has Ionic or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ionic or any hedging transaction, which establishes a net short position with respect to our Common Stock.

We have advised Ionic that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Fennemore Craig, P.C., Las Vegas, Nevada. Sullivan & Worcester LLP, New York, New York is acting as counsel to the selling stockholder in connection with this offering.

EXPERTS

Marcum LLP, our former independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2023 and 2022 and for the years then ended, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, contained in this registration statement given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39946):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 15, 2024, as amended on April 29, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 21, 2024, as amended on August 14, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 14, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 8, 2024 (other than as set forth therein), January 25, 2024, January 31, 2024, February 21, 2024 (other than as set forth therein), February 28, 2024, March 6, 2024, April 22, 2024 (other than as set forth therein), May 16, 2024 (other than as set forth therein), May 20, 2024 (other than as set forth therein), May 22, 2024 (other than as set forth therein), June 26, 2024, July 3, 2024, July 22, 2024, August 9, 2024, August 13, 2024 (other than as set forth therein), August 14, 2024, August 29, 2024, September 4, 2024, and September 6, 2024;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 22, 2024;

●	Our Definitive Information Statement on Schedule 14C filed with the SEC on September 16, 2024; and

●	The Description of our Common Stock Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 filed with the SEC on April 2, 2021 as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

We also incorporate by reference any future filings (other than current reports expressly providing to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the shares of Common Stock registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

AGRIFY CORPORATION

2468 Industrial Row Dr.

Troy, MI 48084

Telephone: (617) 896-5243

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.agrify.com/financials-and-filings/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the shares of Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We post on our public website (www.agrify.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

4,700,000 Shares of Common Stock

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Legal fees and expenses	$
Accounting fees and expenses
SEC registration fee
Miscellaneous fees and expenses
Total	$

Item 14. Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the shares of Common Stock and preferred stock and the warrants issued, and options granted, by us in the three years preceding the filing of this registration statement that were not registered under the Securities Act.

(1)	On February 17, 2021, we granted ten-year options to purchase an aggregate of 5,250 shares of Common Stock pursuant to the Plan to executive officers and directors. The stock options provide for an exercise price per share of $2,768.

(2)	In September 2021, we issued stock options to purchase an aggregate of 40 shares of Common Stock to an employee in consideration of achieving certain milestones from the acquisition of Harbor Mountain Holdings, LLC.

(3)	In October 2021, we issued an aggregate of 3,332 shares of its common stock to shareholders of Sinclair Scientific in connection with the acquisition of Precision Extraction Solutions and Cascade Sciences. In addition to the shares issued at the closing of the acquisition, on August 17, 2022, the Company issued an additional 435 shares of its Common Stock to the Precision Extraction Solutions and Cascade Sciences shareholders for contingent liabilities.

(4)	In December 2021, we issued an aggregate of 1,202 shares of its common stock to the former shareholders of PurePressure in connection with the acquisition of PurePressure. Additionally, we held back 444 shares of common stock, representing 15% of the value of the closing consideration amount. The shares were held back for a period of twelve months for purposes of satisfying any post-closing adjustments.

(5)	On January 25, 2022, we entered into a securities purchase agreement with an institutional investor and other accredited investors for the sale by us of (i) 12,253 shares of Common Stock, (ii) pre-funded warrants to purchase up to an aggregate of 7,853 shares of Common Stock and (iii) common warrants to purchase up to an aggregate of 15,079 shares of Common Stock in a private placement offering. The combined purchase price for one share of Common Stock (or one pre-funded warrant) and accompanying fraction of a common warrant was $1,360.00. Subject to certain ownership limitations, the common warrants became exercisable six months from issuance. Each pre-funded warrant was exercisable into one share of Common Stock at a price per share of $0.001. Each common warrant is exercisable into one share of Common Stock at a price per share of $1,496 and will expire on the fifth anniversary of the initial exercise date. The gross proceeds to the Company from the private placement approximately $27.3 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the warrants.

(6)	On February 1, 2022, we issued an aggregate of 1,491 shares of Common Stock to the former shareholders of LS Holdings Corp. (“Lab Society”) in connection with the acquisition of Lab Society. Additionally, as per the purchase agreement, we held back 638 shares of Common Stock for a period of twelve months for purposes of satisfying any post-closing adjustments.

(7)	On March 14, 2022, we entered into a Securities Purchase Agreement with the Former Lender, pursuant to which we sold to the Former Lender, in exchange for the payment by the Former Lender of $65,000,000, less applicable expenses, (i) the SPA Note in an aggregate principal amount of $65,000,000 (the “Original Note”), and (ii) a warrant (the “Original Warrant”) to purchase up to an aggregate of 34,406 shares of Common Stock. Each warrant had an exercise price of $1,350 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, was immediately exercisable, has a term of five and one-half years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the warrant, in which case the warrant shall also be exercisable on a cashless exercise basis at the holder’s election.

(8)	On August 17, 2022, we issued 435 shares of Common Stock to the Sinclair Scientific in connection with the finalization of the net working capital settlement from the acquisition of Precision Extraction Solutions and Cascade Sciences.

(9)	On August 18, 2022, we entered into the August 2022 Exchange Agreement with the Former Lender, pursuant to which we partially prepaid $35.2 million under the Original Note and exchanged the remaining balance of the Original Note for (i) a new senior secured note (the “Exchange Note”) with an aggregate original principal amount of $35.0 million and (ii) the Note Exchange Warrant. Additionally, we exchanged the Original Warrant for a new warrant for the same number of underlying shares but with a reduced exercise price (the “Warrant Exchange Warrant”). The Warrant Exchange Warrant has an exercise price of $430 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable on and after the six-month anniversary of issuance, has a term of five and one-half years from the date of issuance and is exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant Exchange Warrant, in which case the Warrant Exchange Warrant will also be exercisable on a cashless exercise basis at the holder’s election. The Note Exchange Warrant has an exercise price of $246 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, was exercisable upon issuance, has a term of five and one-half years from the date of issuance and is exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the warrant, in which case the Note Exchange Warrant will also be exercisable on a cashless exercise basis at the holder’s election.

(10)	On March 8, 2023, we entered into a Securities Exchange Agreement with the Former Lender, pursuant to which we prepaid approximately $10.3 million in principal amount under the Exchange Note and exchanged $10.0 in principal amount of the remaining balance of the Exchange Note for a new senior secured convertible note with an original principal amount of $10.0 million. At issuance, the conversion price under the new senior secured convertible note was $7.64.

(11)	On May 1, 2023, we entered into a letter agreement with the Former Lender, pursuant to which we agreed to exchange $2.0 million of the remaining outstanding principal amount under the Exchange Note for 445,196 shares (the “Exchange Shares”) of Common Stock. To the extent that receipt of Exchange Shares would cause the Former Lender to beneficially own in excess of 4.99% of Common Stock immediately after such exchange, we will only issue that number of Exchange Shares that would not cause the Former Lender to exceed the beneficial ownership limitation, with the balance to be held in abeyance until such balance (or a portion thereof) may be issued in compliance with the beneficial ownership limitation.

(12)	On July 12, 2023, we issued a promissory note with an original principal amount of $500,000 in favor of GIC Acquisition, an entity that is owned and managed by Raymond Chang, our Chairman and Chief Executive Officer. On January 25, 2024, GIC and the Company amended and restated the promissory note to increase the principal amount thereunder to $1.0 million and to extend the maturity date until June 30, 2024. On May 21, 2024, GIC and the Company amended and restated the promissory note to increase the aggregate principal amount to approximately $2.29 million, extend the maturity date to December 31, 2025, and provide that the promissory note may be converted into Common Stock of the Company or, at GIC’s election, pre-funded warrants, in each case at a conversion price of $0.31. Immediately following the execution of the of the amendment and restatement of the promissory note, GIC elected to convert all of the outstanding principal and accrued but unpaid interest under the promissory note into a pre-funded warrant exercisable at issuance for up to 7,383,053 shares of Common Stock.

(13)	On October 27, 2023, we issued a junior secured promissory note to the New Lender, an entity that is owned and managed by Raymond Chang, our Chairman and Chief Executive Officer, and I-Tseng Jenny Chan, a member of our Board. Pursuant to the note, the New Lender will lend up to $3,000,000. On December 4, 2023, the New Lender and the Company amended and restated the junior secured promissory note. Pursuant to the terms of the amended and restated junior secured promissory note, the maximum principal amount that may be loaned by the New Lender to the Company was increased to $4,000,000.

(14)	On October 27, 2023, and with an effective date as of October 18, 2023, we entered into a Modification and Settlement Agreement with Mack Molding Company. As part of the Modification Agreement, we issued to Mack a warrant to purchase 750,000 shares of the Common Stock. The warrant has an exercise price of $4.00 per share, was exercisable upon issuance, has a term of three years from the date of issuance and is exercisable on a cash basis unless at the time of exercise there is no effective registration statement for the resale of the underlying shares, in which case the warrant may be exercised on a cashless exercise basis at the holder’s election.

(15)	On October 27, 2023, we entered into a letter agreement with the Former Lender, pursuant to which we agreed to exchange $3.0 million in principal and approximately $1.1 million in accrued but unpaid interest outstanding under the Exchange Note for a warrant to purchase 2,809,669 shares of Common Stock. Additionally, we agreed to exchange the 375,629 shares of Common Stock held in abeyance for the Former Lender as Exchange Shares under the April 26, 2023 letter agreement for a warrant to purchase 375,629 shares of Common Stock. Each warrant has an exercise price of $0.001 per share, was exercisable upon issuance, has a term of five years from the date of issuance and is exercisable on a cash basis or on a cashless exercise basis at the holder’s election.

(16)	On January 25, 2024, we consolidated the outstanding principal and interest due under the Junior Secured Note and the Exchange Note with the New Lender into the Restated Note, with an outstanding principal amount of approximately $18.9 million at the time of issuance of the Restated Note. The Restated Note amended the terms of the convertible note by, among other things, (i) reducing the conversion price to $1.46 per share of Common Stock, (ii) increasing the beneficial ownership limitation to 49.99% with respect to any individual or group, provided that the New Lender may assign its right to receive shares upon conversion to Mr. Chang and/or Ms. Chan or their affiliates, in which case the 49.99% beneficial ownership limitation will apply to each of them individually, (iii) extending the maturity date to December 31, 2025, (iv) increasing the interest rate from 9% to 10% per annum, (v) increasing the default interest from 15% to 18% per annum, and (vi) providing for the payment of interest every six months, or in lieu of cash interest payments, the Company may issue shares as payments-in-kind at a conversion price equal to the higher of (i) $1.46 or (ii) a 20% discount to its trailing seven-day volume weighted average price as of the date of interest payment. Immediately following the execution of the Restated Note, the New Lender immediately elected to convert approximately $3.9 million of outstanding principal into an aggregate of 2,671,633 shares of Common Stock, and assigned its rights to receive such shares to entities affiliated with Mr. Chang and Ms. Chan. Following the conversion, there was $15.0 million in principal amount outstanding under the Restated Note. On May 21, 2024, the Company and New Lender entered into an amendment to the Restated Note, pursuant to which the New Lender may elect, in lieu of shares of Common Stock issuable upon conversion of the Convertible Note, to instead receive pre-funded warrants. The conversion price applicable to the pre-funded warrants will remain unchanged at $1.46. Immediately following the execution of the amendment to the Restated Note, the New Lender elected to convert $11.5 million of outstanding principal into a pre-funded warrant exercisable at issuance for up to 7,876,712 shares of Common Stock.

(17)	On August 14, 2024, we issued a junior secured promissory note in favor of the New Lender. Pursuant to the junior secured promissory note, the New Lender will lend up to $1,500,000 to the Company. The junior secured promissory note bears interest at a rate of 10% per annum, will mature in full on July 1, 2025, and may be prepaid without any fee or penalty. The junior secured promissory note is secured by the Company’s assets and ranks junior to existing secured indebtedness of the Company. The junior secured promissory note may be converted into Common Stock of the Company or, at the New Lender’s election, pre-funded warrants with an exercise price of $0.001 per share, in each case at a conversion price of $0.2633.

(18)	On August 28, 2024, we entered into the ELOC Purchase Agreement with the Ionic, pursuant to which Ionic has committed to purchase up to an aggregate of $15.0 million of the Company’s Common Stock, subject to certain limitations, from time to time and at the Company’s sole discretion over the term of the ELOC Purchase Agreement. The ELOC Purchase Agreement also permits the Company to deliver an exemption purchase notice for $400,000 on the date of signing, with the shares so purchased to be delivered following the Commencement Date, and the Company delivered an exemption purchase notice for $400,000 for the purchase by Ionic of 2,844,672 shares of Common Stock.

The offers, sales and issuances of the securities described in this Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

(a)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of Common Stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of shares of Common Stock offered (if the total dollar value of shares of Common Stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the shares of Common Stock, the undersigned registrant undertakes that in a primary offering of shares of Common Stock of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the shares of Common Stock to the purchaser, if the shares of Common Stock are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such shares of Common Stock to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
2.1±	Plan of Merger and Equity Purchase Agreement, dated as of September 29, 2021, among the Registrant, Sinclair Scientific, LLC, Mass2Media, LLC dba PX2 Holdings, LLC, and each of the equity holders of Sinclair Scientific, LLC named therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2021)
2.2	Amendment to Plan of Merger and Equity Purchase Agreement, dated as of October 1, 2021, between the Registrant and Sinclair Scientific, LLC (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2021)
2.3±	Membership Interest Purchase Agreement, dated as of December 31, 2021, among the Registrant, PurePressure, LLC, Benjamin Britton as Member Representative, and each of the equity holders of PurePressure, LLC named therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2022)
2.4±	Merger Agreement, dated as of February 1, 2022, among the Registrant, LS Holdings Corp., Lab Society NewCo, LLC, Michael S. Maibach Jr. as Owner Representative, and each of the Owners named therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2022)
3.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)
3.2	Third Amended and Restated Certificate of Designations of the Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)
3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)
3.4	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed July 11, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2022).
3.5	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed October 17, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2022).
3.6	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed March 1, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2023).
3.7	Certificate of Change to Articles of Incorporation of Agrify Corporation, filed June 30, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2023).
3.8	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed January 22, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024).
3.9	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2024).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)

4.2	Form of Representative’s Warrant dated February 19, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 2021)
4.3	Form of Representative’s Warrant dated January 27, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)
4.4	Form of Warrant issued to Noteholders (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
4.5	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2021)
4.6	Form of Common Stock Purchase Warrant dated January 28, 2022 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2022)
4.7	Form of Senior Secured Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).
4.8	Form of Warrant Exchange Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).
4.9	Form of Note Exchange Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).
4.10	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2022)
4.11	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2022)
4.12	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2023)
4.13	Amendment to Senior Secured Note (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2023)
4.14	Exchange Warrant, dated October 27, 2023 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
4.15	Common Stock Purchase Warrant, dated October 27, 2023 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
4.16	Amended and Restated Junior Secured Promissory Note (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
4.17	Junior Secured Promissory Note (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
4.18	Amendment to Junior Secured Promissory Note, dated December 4, 2023, between Agrify Corporation and CP Acquisitions, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2023).
4.19	Senior Secured Amended, Restated and Consolidated Convertible Promissory Note dated January 25, 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024).
4.20	Second Amended and Restated Junior Secured Promissory Note dated January 25, 2024 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024).
4.21	Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.21 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 8, 2024)

4.22	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.22 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 8, 2024)
4.23	Amendment to CP Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2024).
4.24	Amendment to GIC Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2024).
4.25	Junior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2024).
5.1*	Opinion of Fennemore Craig, P.C.
10.1	Operating Agreement of Agrify-Valiant, LLC dated December 8, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
10.2	Distribution Agreement dated June 7, 2019 between the Registrant and Bluezone Products, Inc.± (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
10.3	Distribution Agreement dated March 9, 2020 between the Registrant and Enozo Technologies Inc.± (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
10.4	Purchase Agreement dated as of July 28, 2020 between the Registrant and 4D Bios Inc.± (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
10.5†	Employment Agreement dated as of January 4, 2021 between the Registrant and Raymond Chang (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2021)
10.6†	2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
10.7	Intellectual Property Assignment and Transfer Agreement by and among the Registrant, Agrify Brands, LLC and The Holden Company effective as of January 1, 2020 (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
10.8	Supply Agreement by and among the Registrant and Mack Molding Co. dated December 7, 2020± (incorporated by reference to Exhibit 10.15 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

10.9	Amended and Restated Operating Agreement of Agrify Brands, LLC effective as of August 12, 2020 (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)
10.10	Form of Indemnification Agreement with directors and executive officers (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 2021)
10.11†	Employment Agreement, dated as of November 10, 2021, between the Registrant and Timothy Oakes† (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2021)
10.12±	Form of Securities Purchase Agreement, dated as of January 25, 2022, between the Registrant and the Purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2022)
10.13±	Form of Securities Purchase Agreement, dated as of March 14, 2022, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2022)
10.14†	Agrify Corporation 2022 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022)
10.15†	Agrify Corporation 2022 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022)
10.16†	Separation Agreement of Thomas Massie, dated as of July 8, 2022 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2022).
10.17†	Employment Agreement, dated as of July 14, 2022, between the Registrant and Stuart Wilcox (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2022).
10.18±	Exchange Agreement, dated as of August 18, 2022, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).
10.19±	Equity Distribution Agreement, dated as of October 18, 2022, between the Registrant and Canaccord Genuity LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2022).
10.20†	Employment Agreement, dated as of July 25, 2022, between the Registrant and Timothy Hayden (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2023)
10.21±	Exchange Agreement, dated as of March 8, 2023, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2023)
10.22	Company and Investor Acknowledgment, dated as of October 27, 2023, between the Registrant and CP acquisitions LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
10.23	Letter Agreement, dated as of October 27, 2023, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
10.24±	Modification Agreement, effective as of October 18, 2023, between the Registrant and Mack Molding Company (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
10.25±	Purchase Agreement, dated as of August 28, 2024, by and between Agrify Corporation and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2024)

10.26	Registration Rights Agreement, dated as of August 28, 2024, by and between Agrify Corporation and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2024)
10.27	Amendment to Pre-Funded Common Stock Purchase Warrant, dated as of August 28, 2024, by and between Agrify Corporation and CP Acquisitions, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2024)
10.27	Amendment to Pre-Funded Common Stock Purchase Warrant, dated as of August 28, 2024, by and between Agrify Corporation and GIC Acquisition LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2024)
10.28±	First Amendment to Modification and Settlement Agreement, dated as of August 30, 2024, by and between Agrify Corporation and Mack Molding Company (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2024)
21.1*	Subsidiaries of the Registrant
23.1*	Consent of Marcum LLP
23.2*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney (see signature page hereto).
107*	Calculation of Registration Fee

±	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.
†	Indicates a management contract, compensatory plan, or arrangement.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 27th day of September, 2024.

AGRIFY CORPORATION

By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chairman and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond Nobu Chang as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond Nobu Chang	President, Chief Executive Officer and Chairman	September 27, 2024
Raymond Nobu Chang	(principal executive officer and principal financial and accounting officer)

/s/ I-Tseng Jenny Chan	Director	September 27, 2024
I-Tseng Jenny Chan

/s/ Max Holtzman	Director	September 27, 2024
Max Holtzman

/s/ Timothy Mahoney	Director	September 27, 2024
Timothy Mahoney

/s/ Krishnan Varier	Director	September 27, 2024
Krishnan Varier